Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-74026, No. 333-52180, No. 333-42892 and No. 333-37196) of OpenTV Corp. of our report dated January 23, 2002, except as to Note 16, which is as of April 8, 2003, relating to the consolidated financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

April 8, 2003